Exhibit 5.1

FIRM and AFFILIATE OFFICES
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CHERRY HILL
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LAKE TAHOE
HO CHI MINH CITY
August 17, 2009
Petroleum Development Corporation
1775 Sherman Street, Suite 3000
Denver, Colorado 80203

Re: Petroleum Development Corporation – Registration Statement on Form S-3 Relating to the Public Offering of 4,312,500 Shares of Common Stock
Ladies and Gentlemen:
     We have acted as counsel to Petroleum Development Corporation, a Nevada corporation (the “Company”), in connection with (1) the Registration Statement on Form S-3 (Registration No. 333-155745) (the “Registration Statement”) filed by the Company on November 26, 2008 pursuant to the Securities Act of 1933, as amended (the “Act”), amended on December 16, 2008 and declared effective on January 30, 2009, and (2) the Company’s offering and sale of up to 4,312,500 shares of its common stock, par value $0.01 per share, including 562,500 shares that may be sold to cover over-allotments, if any (collectively, the “Shares”).
     The Shares are being offered and sold as described in the prospectus, dated January 30, 2009, contained in the Registration Statement, and the prospectus supplement thereto, dated August 11, 2009 (collectively, the “Prospectus”).
     This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.
     In connection with the opinion set forth in this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (1) the Second Amended and Restated Articles of Incorporation of the Company, (2) the Bylaws of the Company, (3) the resolutions of the Board of Directors dated June 29, 2009 and August 4, 2009, (4) the resolutions of the Pricing Committee of the Board of Directors dated August 11, 2009, (5) the Registration Statement, and (6) the Prospectus, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.
Duane Morris llp

30 SOUTH 17TH STREET PHILADELPHIA, PA 19103-4196	PHONE: 215.979.1000 FAX: 215.979.1020

Petroleum Development Corporation
August 17, 2009

     We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, photostatic or other copies and the authenticity of the originals of all documents submitted to us as copies.
     Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:
     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.
     2. The Shares have been duly authorized and, when the Shares have been issued and sold as contemplated in the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.
     The opinion set forth above is limited to the laws of the State of Nevada.
     We hereby consent to (a) the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, (b) the incorporation by reference of this opinion into the Registration Statement and (c) the references to our firm under the headings “Certain Legal Matters” and “Legal matters” in the Registration Statement and the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.
     This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.
Sincerely,
/s/ DUANE MORRIS LLP
DUANE MORRIS LLP